EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-89355
(To Prospectus dated July 7, 2003)




                             [HOLDRS BIOTECH LOGO]



                        1,000,000,000 Depositary Receipts
                            Biotech HOLDRS (sm) Trust


    This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Biotech HOLDRS (SM) Trust.

    The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                           Share      Primary
                       Name of Company            Ticker  Amounts Trading Market
    Affymetrix, Inc.                               AFFX      4        NASDAQ
    Alkermes, Inc.                                 ALKS      4        NASDAQ
    Amgen Inc.                                     AMGN    64.48      NASDAQ
    Applera Corporation--Applied Biosystems Group*  ABI      18         NYSE
    Applera Corporation--Celera Genomics Group*     CRA       4         NYSE
    Biogen, Inc.                                   BGEN     13        NASDAQ
    Chiron Corporation                             CHIR     16        NASDAQ
    Enzon Pharmaceuticals, Inc.                    ENZN      3        NASDAQ
    Genentech, Inc.                                DNA      44         NYSE
    Genzyme Corporation                            GENZ     14        NASDAQ
    Gilead Sciences, Inc.                          GILD     16        NASDAQ
    Human Genome Sciences, Inc.                    HGSI      8        NASDAQ
    ICOS Corporation                               ICOS      4        NASDAQ
    IDEC Pharmaceuticals Corporation               IDPH     12        NASDAQ
    MedImmune, Inc.                                MEDI     15        NASDAQ
    Millennium Pharmaceuticals, Inc.               MLNM     12        NASDAQ
    QLT Inc.                                       QLTI      5        NASDAQ
    Sepracor Inc.                                  SEPR      6        NASDAQ
    Shire Pharmaceuticals Group p.l.c.            SHPGY   6.8271      NASDAQ

      --------------------
      * The securities of this company trade as a tracking stock. Please see "Risk Factors" and the business description in Annex A for additional information relating to an investment in tracking stock.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.


          The date of this prospectus supplement is September 30, 2003.